EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Cidara Reports Fourth Quarter and Full Year 2015 Financial Results and Provides Corporate Update

SAN DIEGO, March 17, 2015 – Cidara Therapeutics, Inc. (Nasdaq: CDTX), a biotechnology company developing novel anti-infectives and immunotherapies to treat fungal and other infections, today reported financial results for the three months and full year ended December 31, 2015 and provided an update on its corporate activities and product pipeline.

Fourth Quarter 2015 and Subsequent Highlights

•

Announced Positive Data from Single and Multiple Dose Phase 1 Clinical Trials of CD101 IV; on track to initiate a Phase 2 Candidemia trial in 1H 2016:  Cidara announced positive data from its Phase 1 single ascending dose and multiple ascending dose clinical trials of its antifungal drug candidate, CD101 IV, in healthy volunteers. Key results of the trials for CD101 IV reinforce the compound’s excellent safety and tolerability: CD101 IV was well tolerated across the entire dose range; no serious or severe adverse events were seen.  In addition, the results support the ability of CD101 IV to be dosed once-weekly. Based on the results from the single and multiple ascending dose studies, in the first half of 2016 Cidara plans to initiate a multi-national comparative Phase 2 trial of once-weekly CD101 IV for the treatment of candidemia.

•

Received Orphan Drug Designation for CD101 IV in Candidemia and Invasive Candidasis: Cidara announced that the U.S. Food and Drug Administration (FDA) has granted orphan drug designation to CD101 IV for the treatment of candidemia and invasive candidiasis. Orphan drug designation provides eligibility for seven years of market exclusivity in the United States upon FDA approval, a waiver from payment of user fees, an exemption from performing clinical studies in pediatric patients, and tax credits for the cost of the clinical research.

•	Continues Progress to Initiate a Phase 2 Clinical Trial of CD101 Topical: Cidara reiterates its plans to commence a Phase 2 comparative clinical trial in VVC with CD101 topical by mid-2016.

“Cidara continued to execute its corporate strategy in the fourth quarter,” said Jeff Stein, Ph.D., president and CEO of Cidara. “In particular, the successful Phase 1 trial results for CD101 IV in our single and multiple ascending dose studies pave the way for us to execute on the rest of the development program. We look forward to making further progress in 2016 as we continue to advance our CD101 IV and CD101 topical programs as well as our CloudbreakTM immunotherapy platform.”

Fourth Quarter and Full Year 2015 Financial Results

•	Cash, cash equivalents and short term investments totaled $107.5 million as of December 31, 2015, compared with $114.4 million as of September 30, 2015 and $22.8 million as of December 31 2014.

•

Research and development expenses were $7.6 million and $23.5 million for the three months and full year ended December 31, 2015, respectively, compared to $3.5 million and $6.7 million for the same periods in 2014. The increases were primarily attributable to development activities for our two product candidates, CD101 IV and CD101 topical, which included the single and multiple ascending dose Phase 1 clinical trials for CD101 IV.

•

General and administrative expenses were $2.4 million and $8.8 million for the three months and full year ended December 31, 2015, respectively, compared to $1.2 million and $3.3 million for the same periods in 2014. The increases resulted primarily from personnel-related costs to support the growth of our operating activities as well as the costs associated with being a public company.

•

Net loss for the three months ended December 31, 2015 was $9.9 million, compared to a net loss of $4.6 million for the fourth quarter of 2014.  For the full year ended December 31, 2015, the net loss was $32.2 million, compared to $11.9 million for the comparable period in 2014.

•	As of February 29, 2016, Cidara had 13,822,747 common shares outstanding.

About Cidara Therapeutics

Cidara is a clinical-stage biotechnology company focused on the discovery, development and commercialization of novel anti-infectives for the treatment of diseases that are inadequately addressed by current standard-of-care therapies. Cidara's initial product portfolio comprises two formulations of the company's novel echinocandin, CD101. CD101 IV is a long-acting therapy for the treatment and prevention of serious, invasive fungal infections. CD101 topical is for the treatment of vulvovaginal candidiasis (VVC) and recurrent VVC (RVVC), a prevalent mucosal infection. In addition, Cidara has developed a proprietary immunotherapy platform, Cloudbreak™, designed to create compounds that direct a patient's immune cells to attack and eliminate pathogens that cause infectious disease. Cidara is headquartered in San Diego, California. For more information, please visit www.cidara.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the effectiveness, safety, long-acting nature, anticipated human dosing and other attributes of CD101 IV, its potential to treat infections, the incidence of fungal infections, and the timing of clinical trials for CD101 IV and CD101 topical. Risks that contribute to the uncertain nature of the forward-looking statements include: the success and timing of Cidara’s preclinical studies and clinical trials; regulatory developments in the United States and foreign countries; changes in Cidara’s plans to develop and commercialize its product candidates; Cidara’s ability to obtain additional financing; Cidara’s ability to obtain and maintain intellectual property protection for its product candidates; and the loss of key scientific or management personnel. These and other risks and uncertainties are described more fully in Cidara’s Form 10-Q most recently filed with the United States Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Cidara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Cidara Therapeutics, Inc.

Condensed Balance Sheets

	December 31,
	2015	2014
(In thousands)
ASSETS
Cash, cash equivalents, and short-term investments	$107,514	$22,796
Other current assets	704	217
Non-current assets	1,756	1,337
Total assets	$109,974	$24,350

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS' EQUITY (DEFICIT)
Total liabilities	$6,062	$3,247
Series A convertible preferred stock	-	32,548
Stockholders' equity (deficit)	103,912	(11,445)
Total liabilities, convertible preferred stock, and stockholders' equity (deficit)	$109,974	$24,350

Cidara Therapeutics, Inc.

Condensed Statements of Operations

	Three months ended December 31,		Year ended December 31,
	2015	2014	2015	2014
(In thousands, except share and per share data)	(unaudited)	(unaudited)
Operating expenses:
Research and development	$7,564	$3,474	$23,475	$6,710
Cost of in-process research and development acquired	-	-	-	1,607
General and administrative	2,364	1,175	8,838	3,306
Total operating expenses	9,928	4,649	32,313	11,623
Loss from operations	(9,928)	(4,649)	(32,313)	(11,623)
Other income (expense):
Interest income (expense), net	60	-	120	(88)
Change in fair value of convertible notes payable	-	-	-	(183)
Total other income (expense)	60	-	120	(271)
Net loss	$(9,868)	$(4,649)	$(32,193)	$(11,894)
Basic and diluted net loss per share	$(0.72)	$(4.13)	$(3.25)	$(14.51)
Shares used to compute basic and diluted net loss per share	13,731,519	1,126,707	9,920,382	819,868

INVESTOR CONTACT:

Robert H. Uhl

Westwicke Partners, LLC

Managing Director

(858) 356-5932

robert.uhl@westwicke.com

MEDIA CONTACT:

Mike Beyer

Sam Brown Inc.

(312) 961-2502

mikebeyer@sambrown.com

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